Exhibit 23.2

               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fonix Corporation

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 29, 2005, with respect to the consolidated financial statements of Fonix Corporation, in the Registration Statement of Fonix Corporation on Form S-1 relating to the registration of 300,000,000 shares of Class A common stock (File Number 333-129092). We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

                                    HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

February 6, 2006